Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 13, 2004 accompanying the consolidated financial statements of Meritage Technologies, Inc. and subsidiaries. We hereby consent to the inclusion of said report in the Registration Statement of Perficient, Inc. on Form S-3 (File No. 333-xxxxx registering 5,787,490 shares of its common stock) and to the use of our name as it appears under the caption “Experts.”

                                                 /s/ GRANT THORNTON LLP

Cincinnati, Ohio
March 7, 2005